Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Introduction

UpHealth, Inc. (“UpHealth,” “we,” “us,” “our,” “UpHealth,” or the “Company”) is the parent company of both UpHealth Holdings, Inc. and subsidiaries (“UpHealth Holdings”) and Cloudbreak Health, LLC and subsidiaries (“Cloudbreak”, and together with UpHealth and UpHealth Holdings, the “Combined Company”). On June 9, 2021, UpHealth, Inc. (formerly known as GigCapital 2, Inc.), completed the acquisition of both UpHealth Holdings and Cloudbreak (collectively, the “Mergers”).

On November 20, 2020, UpHealth Holdings completed the acquisition of Thrasys, Inc. (“Thrasys”).

On November 20, 2020, UpHealth Holdings also completed the acquisition of Behavioral Health Services, LLC and subsidiaries (“BHS”).

On November 20, 2020, UpHealth Holdings completed the acquisition of 43.46% of Glocal Healthcare Systems Private Limited and subsidiaries (“Glocal”), which was presented as an equity method investment. On March 26, 2021, May 14, 2021, June 21, 2021, and August 27 2021, UpHealth Holdings acquired an additional 45.94%, 1.0%, 1.8% and 2.61% of Glocal, respectively, bringing our total ownership to 94.81% as of December 31, 2021. Glocal is included in our condensed consolidated financial statements as of March 26, 2021.

On January 25, 2021, UpHealth Holdings completed the acquisition of TTC Healthcare, Inc. (“TTC”).

On April 27, 2021, UpHealth Holdings completed the acquisition of Innovations Group, Inc. (d/b/a MedQuest) (“Innovations”).

The following unaudited pro forma combined financial information for the year ended December 31, 2021 is based on the audited historical consolidated financial statements of UpHealth, Inc. for the year ended December 31, 2021 and the unaudited historical condensed consolidated financial information of TTC prior to its acquisition on January 25, 2021, Glocal prior to its acquisition on March 26, 2021, Innovations prior to its acquisition on April 27, 2021, and Cloudbreak prior to its acquisition on June 9, 2021. The following unaudited pro forma combined financial information for the year ended December 31, 2021 should be read in conjunction with: (i) the Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on June 15, 2021, including the related notes, included within Exhibit 99.1; (ii) the quarterly report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 12, 2021; (iii) the quarterly report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on November 10, 2021; (iv) the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 18, 2022, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the SEC on April 29, 2022; and (v) the quarterly report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 23, 2022. All the above historical financial information has been prepared in conformity with accounting principles generally accepted in the United States of America.

The above historical financial information of UpHealth, TTC, Glocal, Innovations, and Cloudbreak have been adjusted to give effect to the following transactions (together, the “Transactions”):

•The Mergers;
•The issue and sale by UpHealth of an aggregate of 3,000,000 shares of UpHealth common stock to certain institutional investors at $10.00 per share (the “PIPE Shares”), plus warrants to purchase up to an additional 300,000 shares of common stock (one warrant for every 10 PIPE Shares purchased) at an exercise price of $11.50 per share, pursuant to the subscription agreements dated January 20, 2021 and amended on June 8, 2021;
•The issue in a private placement of $160 million in aggregate principal amount of unsecured convertible notes to certain institutional investors (the “Merger Convertible Notes”, and together with the PIPE Shares, the “Financing”);
•The payment by UpHealth of the consideration for the Mergers (the “Merger Consideration”) as follows:
◦Cash consideration and common stock consideration consisting of 14,739,716 shares of newly issued UpHealth common stock issued to the Thrasys equity holders.
◦Cash consideration and common stock consideration consisting of 1,543,081 shares of newly issued UpHealth common stock issued to the BHS equity holders.
◦Cash consideration and common stock consideration consisting of 10,798,327 shares of newly issued UpHealth common stock issued to the Glocal equity holders.
◦Cash consideration and common stock consideration consisting of 3,495,419 shares of newly issued UpHealth common stock issued to the TTC equity holders.
◦Cash consideration and common stock consideration consisting of 14,037,826 shares of newly issued UpHealth common stock issued to the Innovations equity holders.

◦Cash consideration and common stock consideration consisting of 10,550,801 shares of newly issued UpHealth common stock issued to the Cloudbreak equity holders.

The unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2021 gives effect to the Transactions as if they had occurred on January 1, 2020.

The unaudited pro forma combined financial information does not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Mergers occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial condition and results of operations of the Combined Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

UPHEALTH, INC.
PRO FORMA CONSOLIDATING INCOME STATEMENTS
YEAR ENDED DECEMBER 31, 2021
(In thousands, except per share amounts, unaudited)

	UpHealth	TTC	Glocal	IGI	Cloudbreak	Closing Adjustments	Financing Adjustment	Merger Adjustment	Consolidated
Revenue:
Services	$70,223	$559	$2,256	$382	$13,347	$679	$—	$—	$87,446
Licenses and subscriptions	25,516	—	—	—	—	—	—	—	25,516
Products	28,056	—	—	8,538	—	68	—	—	36,662
Total revenue	123,795	559	2,256	8,920	13,347	747	—	—	149,624

Cost of goods and services:
Services	41,366	724	1,064	107	5,885	2,994	—	—	52,140
Licenses and subscriptions	19,183	—	—	—	—	—	—	—	19,183
Products	19,659	—	—	5,491	—	—	—	—	25,150
Total cost of goods and services	80,208	724	1,064	5,598	5,885	2,994	—	—	96,473

Gross margin	43,587	(165)	1,192	3,322	7,462	(2,247)	—	—	53,151

Operating expenses:
Sales and marketing	9,275	265	34	137	588	—	—	—	10,299
Research and development	7,302	—	—	58	—	—	—	—	7,360
General and administrative	57,763	431	380	7,019	6,497	(1,666)	—	—	70,424
Depreciation and amortization	13,044	8	386	42	2,144	(2,329)	—	4,128	17,423
Stock-based compensation	1,048	—	—	—	—	—	—	—	1,048
Lease abandonment expenses	915	—	—	—	—	—	—	—	915
Goodwill impairment	297,930	—	—	—	—	—	—	—	297,930
Acquisition, integration and transformation costs	36,289	—	—	—	—	979	—	(37,268)	—
Total operating expenses	423,566	704	800	7,256	9,229	(3,016)	—	(33,140)	405,399

Income (loss) from operations	(379,979)	(869)	392	(3,934)	(1,767)	769	—	33,140	(352,248)

Other income (expense):
Interest expense	(19,516)	(32)	(584)	(54)	(1,644)	(748)	(12,284)	—	(34,862)
Gain on consolidation of equity method investment	640	—	—	—	—	—	—	—	640
Gain on fair value of derivative liability	53,846	—	—	—	—	—	—	—	53,846
Gain on fair value of warrant liabilities	1,595	—	—	—	—	—	—	—	1,595
Gain on extinguishment of debt	151	—	—	1,174	—	2,698	—	—	4,023
Other income (expense), net, including interest income	490	—	—	(25)	499	(113)	—	—	851
Total other income (expense)	37,206	(32)	(584)	1,095	(1,145)	1,837	(12,284)	—	26,093

Income (loss) before income tax benefit (expense)	(342,773)	(901)	(192)	(2,839)	(2,912)	2,606	(12,284)	33,140	(326,155)
Income tax benefit (expense)	2,437	222	(123)	—	—	—	1,782	1,103	5,421

Income (loss) before equity in net earnings of unconsolidated entity	(340,336)	(679)	(315)	(2,839)	(2,912)	2,606	(10,502)	34,243	(320,734)
Loss from equity method investment	(561)	—	—	—	—	—	—	—	(561)

Net income (loss)	(340,897)	(679)	(315)	(2,839)	(2,912)	2,606	(10,502)	34,243	(321,295)
Net income (loss) attributable to noncontrolling interests	126	7	(8)	29	—	—	—	—	154

Net income (loss) attributable to UpHealth, Inc.	$(341,023)	$(686)	$(307)	$(2,868)	$(2,912)	$2,606	$(10,502)	$34,243	$(321,449)

Net loss per share attributable to UpHealth, Inc.:
Basic	$(3.19)								$(2.60)
Diluted	$(3.19)								$(2.60)

Weighted average shares outstanding:
Basic	107,028								123,796
Diluted	107,028								123,796

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION
(In thousands, unaudited)

1.Basis of Presentation

See “Introduction” for more information regarding the basis of presentation for the unaudited pro forma combined financial information.

UpHealth, TTC, Glocal, Innovations, and Cloudbreak have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2. Pro forma adjustments

The unaudited pro forma combined financial information reflects the impact of the following pro forma transaction accounting adjustments:

2.1 Closing adjustment

The amounts in this column include adjustments to the Cloudbreak opening balance sheet, primarily consisting of (a) the forgiveness of a Paycheck Protection Program (“PPP”) loan; (b) the write-off of debt issuance costs; and (c) adjustments related to revenue recognition. The amounts in this column also contain reclassifications to the Glocal, Innovations, and Cloudbreak income statements to conform them with UpHealth’s accounting policies and financial statement presentation, primarily consisting of the reclassification of (a) general and administrative expense to cost of goods and services; (b) depreciation and amortization expense to cost of goods and services; and (c) general and administrative expenses to acquisition, integration, and transformation costs.

No pro forma tax benefit has been reflected in connection with the closing adjustments as Cloudbreak was established as a limited liability company, which resulted in all income or losses and income tax consequences related thereto being passed through to its members. Accordingly, Cloudbreak did not record any provision for income taxes or deferred income taxes in its financial statements.

2.2 Financing adjustment

The amounts in this column include the pro forma adjustments related to the issuance of the Financing with respect to the period from January 1, 2021 through June 8, 2021, net of tax for amounts considered deductible by UpHealth.

2.3 Merger adjustment

The amounts in this column include amortization expense related to intangible assets with respect to the period from January 1, 2021 through the date of each acquisition, based on the purchase price allocation values of intangible assets acquired, amortized over their respective estimated useful lives, as well as the elimination of acquisition, integration and transformation costs that are assumed to have occurred on January 1, 2020, net of tax.

3. Pro forma loss per common share

Pro forma loss per common share for the year ended December 31, 2021 has been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the shares issued in the Transactions had been issued and outstanding on January 1, 2020.

UpHealth’s unaudited historical condensed consolidated statement of operations for the year ended December 31, 2021 were in a net loss position, and thus UpHealth’s stock awards and outstanding warrants were excluded from the computation of net loss per share because their effect would have been anti-dilutive. There is no adjustment for the dilutive impact of stock awards and outstanding warrants in the pro forma combined financial information due to the combined results being in a net loss position.